Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-228403 and 333-217966 on Form S-3 and in Registration Statement No. 333-215511 on Form S-8 of our reports dated February 19, 2019, relating to (1) the 2018 and 2017 financial statements and the retrospective adjustments to the 2016 financial statements of Hi-Crush Partners LP (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the retrospective adjustments made to apply the change in accounting for the acquisition of Hi-Crush Proppants LLC and Hi-Crush GP LLC in 2018, as discussed in Note 4 to the financial statements), (2) the financial statement schedule of Hi-Crush Partners LP, and (3) the effectiveness of Hi-Crush Partners LP's internal control over financial reporting as of December 31, 2018, appearing in this Annual Report on Form 10-K of Hi-Crush Partners LP for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP
Houston, Texas
February 19, 2019